EXHIBIT 1.1

PLACEMENT AGENCY AGREEMENT

January 16, 2013

GVC Capital LLC

5350 S. Roslyn Street, Suite 400

Greenwood Village, CO 80111

Ladies and Gentlemen:

MusclePharm Corporation, a Nevada corporation (the “Company”), proposes, subject to the terms and conditions herein, to issue and sell up to an aggregate of 1,500,000 shares (the “Shares”) of its Series D Convertible Preferred Stock, $0.001 par value per share (the “Series D Preferred”), which are convertible into shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), to certain investors in a registered offering. The terms of the Series D Preferred are set forth in a certificate of designation (the “Certificate of Designation”) filed by the Company with the Secretary of State of the State of Nevada on January 11, 2013. The Company desires to engage GVC Capital LLC (the “Placement Agent”) as an exclusive placement agent in connection with such issuance and sale of the Shares.

The Company hereby confirms its agreement with the Placement Agent as follows:

Section 1. Agreement to Act as Placement Agent.

(a) On the basis of the representations, warranties and agreements of the Company herein contained, and subject to all the terms and conditions of this Agreement between the Company and the Placement Agent, the Placement Agent shall be the Company’s exclusive placement agent, on a reasonable best efforts basis, in connection with the issuance and sale by the Company of the Shares to the investors in a proposed offering of the Shares (the “Offering”) under the Registration Statement (as defined below), with the terms of the Offering to be subject to market conditions and negotiations between the Company, the Placement Agent and the prospective investors in the Offering (the “Investors,” with each of the Investors, an “Investor”). As compensation for services rendered, and provided that any of the Shares are sold to Investors in the Offering, on each Closing Date (as defined below), the Company shall pay to the Placement Agent, an aggregate amount (the “Placement Fee”) equal to 4% of the gross proceeds received by the Company from the sale of the Shares plus 1% of the gross proceeds as a non-accountable expense allowance as provided in Section 4 of this Agreement.

(b) The sale of the Shares shall be made pursuant to subscription agreements in the form included as Exhibit A hereto (the “Subscription Agreements”) on the terms described on Exhibit B hereto. All Investors will be offered identical terms with respect to the Offering. The Company shall have the sole right to accept offers to purchase the Shares and may reject any such offer in whole or in part. Notwithstanding the foregoing, it is understood and agreed that the Placement Agent or any of its affiliates may, solely at its discretion and without any obligation to do so, purchase Shares as principal; provided, however, that any such purchases by the Placement Agent (or its affiliates) shall be fully disclosed to the Company and approved by the Company in accordance with the previous sentence.

(c) This Agreement shall not give rise to any commitment by the Placement Agent to purchase any of the Shares, and the Placement Agent shall have no authority to bind the Company. The Placement Agent shall act on a reasonable best efforts basis and does not guarantee that it will be able to raise new capital in the Offering. The Placement Agent may at its sole discretion retain other brokers or dealers to act as sub-agents and/or co-placement agents on its behalf in connection with the Offering, the fees of which shall be paid out of the Placement Fee. The Company shall not, without the prior written consent of the Placement Agent, solicit or accept offers to purchase any securities of the Company (other than pursuant to the exercise of options or warrants to purchase shares of the Common Stock that are outstanding at the date hereof) otherwise than through the Placement Agent in accordance herewith.

(d) The Company acknowledges and agrees that the Placement Agent shall act as an independent contractor, and not as a fiduciary, and any duties of the Placement Agent with respect to investment banking services to the Company, including the offering of the Shares contemplated hereby (including in connection with determining the terms of the Offering), shall be contractual in nature, as expressly set forth herein, and shall be owed solely to the Company. Each party disclaims any intention to impose any fiduciary or similar duty on the other. Additionally, the Placement Agent has not advised, nor is it advising, the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction with respect to the transactions contemplated hereby. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Placement Agent shall have no responsibility or liability to the Company with respect thereto. Any review by the Placement Agent of the Company, the transactions contemplated hereby or other matters relating to such transactions has been and will be performed solely for the benefit of the Placement Agent and has not been and shall not be on behalf of the Company or any other person. It is understood that the Placement Agent has not and will not be rendering an opinion to the Company as to the fairness of the terms of the Offering. Notwithstanding anything in this Agreement to the contrary, the Company acknowledges that the Placement Agent may have financial interests in the success of the Offering contemplated hereby that are not limited to the Placement Fee. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Placement Agent with respect to any breach or alleged breach of fiduciary owed to the Company.

(e) Payment of the purchase price for, and delivery of, the Shares shall be made at a closing (the “Closing”) at the offices of Sichenzia Ross Friedman Ference, LLP, counsel for the Placement Agent, located at 61 Broadway, Suite 3200, New York, New York 10006 at 9:00 a.m., local time, on such date or dates as the Placement Agent and the Company may agree in writing, but not later than on February 28, 2013 (each such date of payment and delivery being herein called a “Closing Date”). All such actions taken at a Closing shall be deemed to have occurred simultaneously. No Shares that the Company has agreed to sell pursuant to this Agreement and the Subscription Agreements shall be deemed to have been purchased and paid for, or sold by the Company, until such Shares shall have been delivered to the Investors against payment therefor by the Investors. If the Company shall default in its obligations to deliver the Shares to an Investor whose offer it has accepted, the Company shall indemnify and hold the Placement Agent harmless against any loss, claim or damage incurred by the Placement Agent arising from or as a result of such default by the Company.

(f) On or before any Closing Date, each Investor shall pay by wire transfer of immediately available funds to the escrow account (the “Escrow Account”), established at the Company’s expense, at Signature Bank (the “Escrow Agent”) an amount equal to the product of (x) the number of Shares such Investor has agreed to purchase and (y) the purchase price thereof as set forth on the cover page of the Prospectus (as defined below). On any Closing Date, the Company shall (i) deliver or cause to be delivered the Shares to the Investors, with such delivery to be made, if possible, through the facilities of The Depository Trust Company's DWAC system, and (ii) pay to the Placement Agent (A) the Placement Fee, (B) the non-accountable expense allowance, and (C) any additional expense reimbursement to which the Placement Agent is entitled pursuant to Section 4 hereof.

(g) The Shares shall be registered in such names and in such denominations as the Placement Agent shall request by written notice to the Company.

Section 2. Representations, Warranties and Agreements.

The Placement Agent hereby represents, warrants and covenants to the Company as of the date hereof, and as of each Closing Date, the Offering and this Agreement have been duly authorized, executed and delivered by the Placement Agent, and each constitutes a valid, legal and binding obligation of the Placement Agent, enforceable against the Placement Agent in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

The Company hereby represents, warrants and covenants to the Placement Agent as of the date hereof, and as of each Closing Date of the Offering, as follows:

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(a) Registration Statement. (i) The Company has prepared and filed with the U.S. Securities and Exchange Commission (the “Commission”) a registration statement, and an amendment or amendments thereto, on Form S-1 (File No. 333-184625), including any related prospectus or prospectuses, for the registration of the Shares (including the shares of Common Stock underlying such Shares) under the Securities Act of 1933, as amended (the “Securities Act”), which registration statement and amendment or amendments have been prepared by the Company in all material respects in conformity with the requirements of the Securities Act and the rules and regulations of the Commission under the Securities Act (the “Regulations”) and will contain all material statements that are required to be stated therein in accordance with the Securities Act and the Regulations. Except as the context may otherwise require, such registration statement, as amended, on file with the Commission at the time the registration statement became effective (including the Preliminary Prospectus included in the registration statement, financial statements, schedules, exhibits and all other documents filed as a part thereof or incorporated therein and all information deemed to be a part thereof as of such Closing pursuant to paragraph (b) of Rule 430A of the Regulations (the “Rule 430A Information”)), is referred to herein as the “Registration Statement.” If the Company files any registration statement pursuant to Rule 462(b) of the 1933 Act Regulations, then after such filing, the term “Registration Statement” shall include such registration statement filed pursuant to Rule 462(b). The Registration Statement has been declared effective by the Commission on the date hereof.

Each prospectus used prior to the effectiveness of the Registration Statement, and each prospectus that omitted the Rule 430A Information that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a “Preliminary Prospectus.” The Preliminary Prospectus, subject to completion, dated January 16, 2013, that was included in the Registration Statement immediately prior to the Time of Sale (as defined below) is hereinafter called the “Pricing Prospectus.” The final prospectus in the form first furnished to the Placement Agent for use in the Offering is hereinafter called the “Prospectus.” Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement.

(ii) No stop order preventing or suspending use of the Registration Statement, any Preliminary Prospectus or the Prospectus or the effectiveness of the Registration Statement, has been issued by the Commission, and no proceedings for such purpose have been instituted or, to the Company’s knowledge, are contemplated or threatened by the Commission.

(iii) For purposes of this Agreement, all references to the Registration Statement, the Pricing Prospectus, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”). All references in this Agreement to amendments or supplements to the Registration Statement, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to mean and include the subsequent filing of any document under the Securities Exchange Act of 1934, as amended (collectively with the rules and regulations promulgated thereunder, the “Exchange Act”) and which is deemed to be incorporated therein by reference therein or otherwise deemed to be a part thereof.

(b) Compliance with Registration Requirements. As of the time of filing of the Registration Statement or any post-effective amendment thereto, at the time it became effective (including each deemed effective date with respect to the Placement Agent pursuant to Rule 430B under the Securities Act) and as of such Closing Date, the Registration Statement complied and will comply, in all material respects, with the requirements of the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Each Preliminary Prospectus and the Prospectus, at the time of filing or the time of first use and as of such Closing Date, complied and will comply, in all material respects, with the requirements of the Securities Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the Company makes no representations or warranty in this paragraph with respect to any Placement Agent Information (as defined in Section 7).

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(c) Disclosure Package. As of the Time of Sale (as defined below) and as of such Closing Date, neither (A) any Issuer General Free Writing Prospectus(es) (as defined below) issued at or prior to the Time of Sale, the Pricing Prospectus (as amended or supplemented as of the Time of Sale), any Preliminary Prospectus and the information included on Exhibit B hereto, all considered together (collectively, the “Disclosure Package”), nor (B) any individual Issuer Limited-Use Free Writing Prospectus (as defined below), when considered together with the Disclosure Package, included or will include any untrue statement of a material fact or omitted or will omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the Company makes no representations or warranty in this paragraph with respect to any Placement Agent Information. No statement of material fact included in the Prospectus has been omitted from the Disclosure Package and no statement of material fact included in the Disclosure Package that is required to be included in the Prospectus has been omitted therefrom. As used in this paragraph and elsewhere in this Agreement:

(1)	“Time of Sale” with respect to any Investor, means the time of receipt and acceptance of an executed Subscription Agreement from such Investor.

(2)	“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the Regulations) relating to the Shares that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the Offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

(3)	“Issuer General Free Writing Prospectus” means any Issuer Free Writing Prospectus identified on Schedule B hereto that is intended for general distribution to prospective investors, and does not include a “bona fide electronic road show” as defined in Rule 433.

(4)	“Issuer Limited-Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Free Writing Prospectus, including any “bona fide electronic road show” as defined in Rule 433, that is made available without restriction pursuant to Rule 433(d)(8)(ii), even though not required to be filed with the Commission.

(d) Conflict with Registration Statement. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the offering and sale of the Shares or until any earlier date that the Company notified or notifies the Placement Agent, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified; provided, that the Company makes no representations or warranty in this paragraph with respect to any Placement Agent Information.

(e) Distributed Materials. The Company has not, directly or indirectly, distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectus, the Disclosure Package or the Prospectus, and other materials, if any, permitted under the Securities Act to be distributed and consistent with Section 3(d) below. The Company will file with the Commission all Issuer Free Writing Prospectuses in the time required under Rule 433(d) under the Securities Act. The Company has satisfied or will satisfy the conditions in Rule 433 under the Securities Act to avoid a requirement to file with the Commission any electronic road show. The parties hereto agree and understand that the content of any and all “road shows” related to the offering of the Shares contemplated hereby is solely the property and responsibility of the Company.

(f) Ineligible Issuer. (1) At the time of filing the Registration Statement and (2) at the date hereof and at such Closing Date, the Company was an “ineligible issuer,” as defined in Rule 405 under the Securities Act.

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(g) Due Incorporation. The Company has been duly incorporated or organized, is validly existing as a corporation or other legal entity in good standing (or the foreign equivalent thereof) under the laws of the jurisdiction of its incorporation or organization, with the corporate power and authority to own its properties and to conduct its business as currently being carried on and as described in the Registration Statement, the Disclosure Package and the Prospectus. The Company is duly qualified to transact business as a foreign corporation and is in good standing under the laws of each other jurisdiction in which its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, result in any material adverse effect upon, or material adverse change in, the business, properties, prospects, condition (financial or otherwise), or results of operations of the Company and the Subsidiary (as defined below) taken as a whole (a “Material Adverse Effect”). For the purpose of this Agreement, the terms Material Adverse Effect or material adverse change shall not include any such effects resulting, directly or indirectly, from the filing of the prospectus supplement with respect to the Shares and the Offering, or the performance of the transactions contemplated by or pursuant to, this Agreement or the Subscription Agreements.

(h) Subsidiary. The Company’s wholly-owned subsidiary, Canada MusclePharm Enterprises Corp. (the “Subsidiary”) is the only direct or indirect subsidiary of the Company. The Subsidiary is duly organized and in good standing under the laws of its place of organization or incorporation, and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to qualify would not have a material adverse effect on the assets, business or operations of the Company taken as a whole. The Company owns 100% of the issued and outstanding capital stock of the Subsidiary free and clear of any liens, claims, encumbrances or security interests except as set forth in the Registration Statement, the Disclosure Package and the Prospectus, and all of such capital stock has been duly authorized and validly issued and is fully paid and non-assessable.

(i) Capitalization. The Company has duly and validly authorized and outstanding capital stock as set forth in each of the Registration Statement, Disclosure Package and Prospectus; all outstanding securities of the Company have been issued in compliance with federal and state securities laws and conform, or when issued will conform, to the description thereof in the Registration Statement, the Disclosure Package and the Prospectus, and the Shares will conform to the Certificate of Designation; and the Shares have been, or, when issued and paid for in the manner described herein will be, duly authorized, validly issued, fully paid and non-assessable and issued in compliance with federal and state securities laws, and the shares of Common Stock issuable upon conversion of the Shares have been, or when issued upon conversion of the Shares will be, duly authorized, validly issued, fully paid and non-assessable and will be issued in compliance with federal and state securities laws; and except as disclosed in writing to the Placement Agent, in the Registration Statement, the Disclosure Package and the Prospectus, the issuance of the Shares to be purchased from the Company hereunder and the issuance of the Common Stock upon conversion thereof is not subject to preemptive or other rights to subscribe for or to purchase or acquire any securities of any of the Company, or other similar rights, or any restriction upon the voting or transfer thereof pursuant to applicable law or the Company’s Articles of Incorporation (as the same may be amended or restated from time to time prior to such Closing Date, the “Charter”), Bylaws, or governing documents or any agreement to which the Company is a party or by which it may be bound other than as previously disclosed in writing to the Placement Agent.

(j) Certificate of Designation. The Certificate of Designation has been duly authorized by the Company. The Certificate of Designation sets forth the rights, preferences and priorities of the Shares, and the holders of the Shares will have the rights set forth in the Certificate of Designation.

(k) Authorization, Issuance. All corporate action required to be taken by the Company for the authorization, issuance and sale of the Shares (including the Shares of Common Stock issuable upon conversion thereof) has been duly and validly taken. When the Shares have been issued and delivered against payment therefor as provided herein, the Shares, when so issued and sold, will be duly and validly issued, fully paid and non-assessable and the Investors or other persons in whose names Shares are registered will acquire good and valid title to such Shares free and clear of all liens, encumbrances, equities, preemptive rights and other claims. When the shares of Common Stock issuable upon conversion of the Shares have been issued and delivered upon conversion thereof, the shares of Common Stock, when so issued, will be duly and validly issued, fully paid and non-assessable and the Investors or other persons in whose names such shares of Common Stock are registered will acquire good and valid title to such shares of Common Stock free and clear of all liens, encumbrances, equities, preemptive rights and other claims. The Shares and shares of Common Stock issuable upon conversion thereof will conform in all material respects to the description thereof contained in the Registration Statement, the Disclosure Package and the Prospectus. No further approval or authority of the shareholders or the Board of Directors of the Company will be required for the issuance and sale of the Shares (including the shares of Common Stock issuable upon conversion thereof) as contemplated herein and in the Subscription Agreements. Except as disclosed in each of the Disclosure Package and Prospectus, there are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or rights related to or entitling any person to purchase or otherwise to acquire any shares of, or any security convertible into or exchangeable or exercisable for, the capital stock of, or other ownership interest in, the Company, except for such options or rights as may have been granted by the Company to employees, directors or consultants pursuant to its stock option or stock purchase plans.

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(l) No Registration Rights. Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any Series D Preferred or other securities of the Company.

(m) Due Authorization and Enforceability. This Agreement and each Subscription Agreement have been duly authorized, executed and delivered by the Company, and each constitutes a valid, legal and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

(n) No Violation. Neither the Company nor the Subsidiary is in breach or violation of or in default (nor has any event occurred which with notice, lapse of time or both would result in any breach or violation of, or constitute a default) (i) under the provisions of the Charter, its Bylaws or other governing documents or (ii) except as set forth in the Registration Statement, the Disclosure Package and the Prospectus, in the performance or observance of any term, covenant, obligation, agreement or condition contained in any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company the Subsidiary is a party or by which any of them or any of their properties may be bound or affected, or (iii) in the performance or observance of any statute, law, rule, regulation, ordinance, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company, the Subsidiary or any of their respective properties (including, without limitation, those administered by the Food and Drug Administration of the U.S. Department of Health and Human Services (the “FDA”) or by any foreign, federal, state or local regulatory authority performing functions similar to those performed by the FDA), except, with respect to clauses (ii) and (iii) above, to the extent any such contravention would not result in a Material Adverse Effect.

(o) No Conflict. Except as set forth in the Registration Statement, the Disclosure Package and the Prospectus, the execution, delivery and performance by the Company of this Agreement and each Subscription Agreement and the consummation of the transactions herein contemplated, including the filing of the Certificate of Designation with the Nevada Secretary of State and the issuance and sale by the Company of the Shares (or the issuance of the shares of Common Stock upon conversion thereof), will not conflict with or result in a breach or violation of, or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under) (i) the Charter, Bylaws or other governing documents of the Company or the Subsidiary, (ii) any material indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any material license, lease, contract or other agreement or instrument to which the Company or the Subsidiary is a party or by which any of them or any of their respective properties may be bound or affected, or (iii) any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or the Subsidiary, except, with respect to clauses (ii) and (iii) above, to the extent any such contravention would not result in a Material Adverse Effect.

(p) No Consents Required. No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, approval of the stockholders of the Company), is required in connection with the issuance and sale of the Shares (or the issuance of the shares of Common Stock upon conversion thereof) or the consummation by the Company of the transactions contemplated hereby other than (i) as may be required under the Securities Act, (ii) the filing of the Certificate of Designation with the Nevada Secretary of State, and (iii) under the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”). The Company has full power and authority to enter into this Agreement and each Subscription Agreement and to authorize, issue and sell the Shares (and to authorize and issue the shares of Common Stock issuable upon conversion thereof) as contemplated by this Agreement and each Subscription Agreement.

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(q) Absence of Material Changes. Subsequent to the respective dates as of which information is given in the Disclosure Package, (a) neither the Company nor its Subsidiary has incurred any material liability or obligation, direct or contingent, or entered into any material transaction not in the ordinary course of business; (b) neither the Company nor its Subsidiary has purchased any of the Company's outstanding capital stock, or declared, paid or otherwise made any dividend or distribution of any kind on the Company's capital stock; (c) there has not been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of Common Stock upon the exercise of outstanding options or warrants), or material change in the short−term debt or long−term debt of the Company and its Subsidiary or any issue of options, warrants, convertible securities or other rights to purchase the capital stock (other than grants of stock options in the ordinary course of business and consistent with past practice under the Company’s stock option plans existing on the date hereof) of the Company, or (d) there has not been any material adverse change, or any development involving a prospective material adverse change, in the business, properties, prospects, management, financial condition or results of operations of the Company and the Subsidiary, taken as a whole, from that set forth in the Disclosure Package (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

(r) Permits. The Company and the Subsidiary possess all necessary licenses, authorizations, consents and approvals and have made all necessary filings required under any federal, state, local or foreign law, regulation or rule (including, without limitation, those from the FDA and any other foreign, federal, state or local government or regulatory authorities performing functions similar to those performed by the FDA) in order to conduct its business. Neither the Company nor the Subsidiary is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval. The Company and the Subsidiary is in compliance in all material respects with all applicable federal, state, local and foreign laws, regulations, orders or decrees.

(s) D&O Questionnaires. To the Company’s knowledge, all information contained in the questionnaires (the “Questionnaires”) completed by each of the Company’s directors and officers immediately prior to the Offering as supplemented by all information concerning the Company’s directors, officers and principal shareholders as described in the Registration Statement, the Disclosure Package and the Prospectus, as well as in the Lock-Up Agreement, provided to the Placement Agent is true and correct in all material respects and the Company has not become aware of any information which would cause the information disclosed in the Questionnaires to become materially inaccurate and incorrect.

(t) Legal Proceedings. There are no legal or governmental proceedings pending or, to the Company’s knowledge, threatened or contemplated to which the Company or the Subsidiary is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority, except (i) as described in the Registration Statement, the Disclosure Package and the Prospectus, (ii) any such proceeding, which if resolved adversely to the Company or any Subsidiary, would not result in a judgment, decree or order having, individually or in the aggregate, a Material Adverse Effect or (iii) any such proceeding that would not prevent or materially and adversely affect the ability of the Company to consummate the transactions contemplated hereby. The Disclosure Package contains in all material respects the same description of the foregoing matters contained in the Prospectus.

(u) Statutes; Contracts. There are no statutes or regulations applicable to the Company or contracts or other documents of the Company which are required to be described in the Registration Statement, the Disclosure Package or the Prospectus or filed as exhibits to the Registration Statement by the Securities Act which have not been so described or filed.

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(v) Independent Accountants. To the knowledge of the Company, Berman & Company, P.A. (the “Former Auditor”), whose report is filed with the Commission as part of the Registration Statement, is an independent registered public accounting firm as required by the Securities Act and the Regulations and the Public Company Accounting Oversight Board. The Former Auditor has not, during the periods covered by the financial statements included in the Registration Statement, the Disclosure Package and the Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act. To the knowledge of the Company, Ehrhardt Keefe Steiner & Hottman PC (the “New Auditor”) is an independent registered public accounting firm as required by the Securities Act and the Regulations and the Public Company Accounting Oversight Board. The New Auditor has not, during the periods covered by the financial statements included in the Registration Statement, the Disclosure Package and the Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act.

(w) Financial Statements. The financial statements, including the notes thereto and supporting schedules included in the Registration Statement, the Disclosure Package and the Prospectus, fairly present the financial position and the results of operations of the Company at the dates and for the periods to which they apply; and such financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”), consistently applied throughout the periods involved (provided that unaudited interim financial statements are subject to year end audit adjustments that are not expected to be material in the aggregate and do not contain all footnotes required by GAAP); and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein. Each of the Registration Statement, the Disclosure Package and the Prospectus discloses all material off-balance sheet transactions, arrangements, obligations (including contingent obligations), and other relationships of the Company with unconsolidated entities or other persons that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus since December 31, 2010, (a) neither the Company nor its Subsidiary, has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions other than in the ordinary course of business, (b) the Company has not declared or paid any dividends or made any distribution of any kind with respect to its capital stock, (c) there has not been any change in the capital stock of the Company or the Subsidiary, or, other than in the course of business, any grants under any stock compensation plan, and (d) there has not been any material adverse change in the Company’s long-term or short-term debt.

(x) Compliance with Laws. The Company: (i) is and at all times has been in compliance with all statutes, rules, or regulations applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product manufactured or distributed by the Company (“Applicable Laws”), except as could not, individually or in the aggregate, reasonably be expected to have a material adverse change; (ii) has not received any FDA Form 483, notice of adverse finding, warning letter, untitled letter or other correspondence or notice from the U.S. Food and Drug Administration or any other governmental authority alleging or asserting noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”); (iii) possesses all material Authorizations and such Authorizations are valid and in full force and effect and are not in material violation of any term of any such Authorizations; (iv) has not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any governmental authority or third party alleging that any product operation or activity is in violation of any Applicable Laws or Authorizations and has no knowledge that any such governmental authority or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (v) has not received notice that any governmental authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations and has no knowledge that any such governmental authority is considering such action; (vi) has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct on the date filed (or were corrected or supplemented by a subsequent submission); and (vii) has not, either voluntarily or involuntarily, initiated, conducted, or issued or caused to be initiated, conducted or issued, any recall, market withdrawal or replacement, safety alert, post sale warning, “dear doctor” letter, or other notice or action relating to the alleged lack of safety or efficacy of any product or any alleged product defect or violation and, to the Company’s knowledge, no third party has initiated, conducted or intends to initiate any such notice or action..

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(y) Not an Investment Company. Neither the Company nor the Subsidiary is or, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will be required to register as an “investment company” as defined in the Investment Company Act of 1940, as amended.

(z) Good Title to Property. The Company and the Subsidiary has good and valid title to all property (whether real or personal) described in the Registration Statement, the Disclosure Package and the Prospectus as being owned by each of them, in each case free and clear of all liens, claims, security interests, other encumbrances or defects except as described in the Registration Statement, the Disclosure Package and the Prospectus and those that would not, individually or in the aggregate materially and adversely affect the value of such property and do not materially and adversely interfere with the use made and proposed to be made of such property by the Company and the Subsidiary. All of the property described in the Registration Statement, the Disclosure Package and the Prospectus as being held under lease by the Company or a Subsidiary is held thereby under valid, subsisting and enforceable leases, without any liens, restrictions, encumbrances or claims, except those that, individually or in the aggregate, are not material and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiary.

(aa) Intellectual Property Rights. The Company and the Subsidiary owns or possesses or has valid rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and similar rights (“Intellectual Property Rights”) necessary for the conduct of the business of the Company and the Subsidiary as currently carried on and as described in the Registration Statement, the Disclosure Package and the Prospectus. To the knowledge of the Company, no action or use by the Company or the Subsidiary necessary for the conduct of its business as currently carried on and as described in the Registration Statement and the Prospectus will involve or give rise to any infringement of, or license or similar fees for, any Intellectual Property Rights of others. Neither the Company nor the Subsidiary has received any notice alleging any such infringement, fee or conflict with asserted Intellectual Property Rights of others. Except as would not reasonably be expected to result, individually or in the aggregate, in a material adverse change (i) to the knowledge of the Company, there is no infringement, misappropriation or violation by third parties of any of the Intellectual Property Rights owned by the Company; (ii) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the rights of the Company in or to any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim, that would, individually or in the aggregate, together with any other claims in this Section 3(z), reasonably be expected to result in a material adverse change; (iii) the Intellectual Property Rights owned by the Company and, to the knowledge of the Company, the Intellectual Property Rights licensed to the Company have not been adjudged by a court of competent jurisdiction invalid or unenforceable, in whole or in part, and there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim that would, individually or in the aggregate, together with any other claims in this Section 3(aa), reasonably be expected to result in a material adverse change; (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company infringes, misappropriates or otherwise violates any Intellectual Property Rights or other proprietary rights of others, the Company has not received any written notice of such claim and the Company is unaware of any other facts which would form a reasonable basis for any such claim that would, individually or in the aggregate, together with any other claims in this Section 3(aa), reasonably be expected to result in a material adverse change; and (v) to the Company’s knowledge, no employee of the Company is in or has ever been in violation in any material respect of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company, or actions undertaken by the employee while employed with the Company and could reasonably be expected to result, individually or in the aggregate, in a material adverse change. To the Company’s knowledge, all material technical information developed by and belonging to the Company which has not been patented has been kept confidential. The Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be set forth in the Registration Statement, the Disclosure Package and the Prospectus and are not described therein. The Registration Statement, the Disclosure Package and the Prospectus contain in all material respects the same description of the matters set forth in the preceding sentence. None of the technology employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or, to the Company’s knowledge, any of its officers, directors or employees, or otherwise in violation of the rights of any persons.

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(bb) Taxes. Each of the Company and the Subsidiary has filed all returns (as hereinafter defined) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof. Each of the Company and the Subsidiary has paid all taxes (as hereinafter defined) shown as due on such returns that were filed and has paid all taxes imposed on or assessed against the Company or the Subsidiary. The provisions for taxes payable, if any, shown on the financial statements filed with or as part of the Registration Statement are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements. Except as disclosed in writing to the Placement Agent, (i) no issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns or taxes asserted as due from the Company or the Subsidiary, and (ii) no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from the Company or the Subsidiary. The term “taxes” mean all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto. The term “returns” means all returns, declarations, reports, statements and other documents required to be filed in respect to taxes.

(cc) ERISA Compliance. The Company and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company or its “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company, any member of any group of organizations described in Sections 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates. No “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company nor any of its ERISA Affiliates has incurred or reasonably expects to incur any material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and, to the knowledge of the Company, nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

(dd) Insurance. Each of the Company and the Subsidiary maintains insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries. All such insurance is fully in force on the date hereof and will be fully in force as of such Closing Date. Neither the Company nor the Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(ee) Accounting Controls. Except as disclosed in the Registration Statement, the Prospectus and the Disclosure Package, the Company and the Subsidiary maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as in effect in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

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(ff) Disclosure Controls. The Company has established, maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act), which (i) are designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared, (ii) have been evaluated for effectiveness as of the end of the last fiscal period covered by the Registration Statement; and (iii) except as disclosed in the Registration Statement, the Prospectus and the Disclosure Package, such disclosure controls and procedures are effective to perform the functions for which they were established. Except as disclosed in the Registration Statement, the Prospectus and the Disclosure Package, there are no significant deficiencies and material weaknesses in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data to management and the Board of Directors. The Company is not aware of any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls. Except as disclosed in the Registration Statement, the Prospectus and the Disclosure Package, since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(gg) Lock-Up Agreements. Schedule A hereto contains a complete and accurate list of the Company’s officers, directors and each owner of at least 5% of the Company’s outstanding shares of Common Stock (or securities convertible or exercisable into shares of Common Stock) (collectively, the “Lock-Up Parties”). The Company has caused each of the Lock-Up Parties to deliver to the Representative executed Lock-Up Agreements, in the form attached hereto as Exhibit F, prior to the execution of this Agreement.

(hh) Related Party Transactions. There are no business relationships or related party transactions involving the Company or any other person required to be described in the Registration Statement, the Disclosure Package and the Prospectus that have not been described as required.

(ii) Board of Directors. The Board of Directors of the Company is comprised of the persons set forth under the heading of the Pricing Prospectus and the Prospectus captioned “Management.” The qualifications of the persons serving as board members and the overall composition of the board comply with the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder (the “Sarbanes-Oxley Act”) applicable to the Company and the listing rules of the Nasdaq Stock Market LLC. At least one member of the Audit Committee of the Board of Directors of the Company qualifies as a “financial expert,” as such term is defined under the Sarbanes-Oxley Act and the listing rules of the Nasdaq Stock Market LLC. In addition, at least a majority of the persons serving on the Board of Directors qualify as “independent,” as defined under the listing rules of the Nasdaq Stock Market LLC.

(jj) Corrupt Practices. Neither the Company nor, to the Company’s knowledge, any other person associated with or acting on behalf of the Company, including without limitation any director, officer, agent or employee of the Company or its Subsidiary has, directly or indirectly, while acting on behalf of the Company or its Subsidiary (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds, (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended or (iv) made any other unlawful payment.

(kk) No Price Stabilization. Neither the Company nor the Subsidiary nor, to the Company’s knowledge, any of their respective officers, directors, affiliates or controlling persons has taken or will take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(ll) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company on the one hand and the directors, officers, stockholders, customers or suppliers of the Company on the other hand which is required to be described in the Registration Statement, the Disclosure Package and the Prospectus which has not been so described. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any member of their respective immediate families. The Company has not, in violation of the Sarbanes-Oxley Act, directly or indirectly, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of the Company.

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(mm) Sarbanes-Oxley Act. The Company, and to its knowledge all of the Company’s directors or officers, in their capacities as such, are in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and any related rules and regulations promulgated by the Commission.

(nn) Brokers Fees. Except as previously disclosed in the Registration Statement, neither the Company nor the Subsidiary is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or the Subsidiary or the Placement Agent for a brokerage commission, finder’s fee or other like payment in connection with the offering and sale of the Shares.

(oo) Payments Within Twelve (12) Months. Except as disclosed to the Placement Agent in writing by the Company and as described in the Registration Statement, the Disclosure Package and the Prospectus, the Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) any FINRA member; or (iii) any person or entity that has any direct or indirect affiliation or association with any FINRA member, within the twelve (12) months prior to such Closing Date, other than the payment to the Placement Agent as provided hereunder in connection with the Offering.

(pp) Exchange Act Requirements. The Company has filed in a timely manner all reports required to be filed pursuant to Sections 13(a), 13(e), 14 and 15(d) of the Exchange Act during the preceding 12 months; and the Company has filed in a timely manner all reports required to be filed pursuant to Sections 13(d) and 13(g) of the Exchange Act since January 1, 2008, except where the failure to timely file could not reasonably be expected individually or in the aggregate to have a Material Adverse Effect.

(qq) FINRA Affiliations. Except as previously disclosed in writing to the Placement Agent, to the Company’s knowledge, there are no affiliations or associations between (i) any member of FINRA and (ii) the Company or any of the Company’s officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the one hundred eightieth (180th) day immediately preceding the date the Registration Statement was initially filed with the Commission.

(rr) Compliance with Environmental Laws. The Company and the Subsidiary (a) are in compliance with any and all applicable foreign, federal, state and local laws, orders, rules, regulations, directives, decrees and judgments relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (b) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (c) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, result in a Material Adverse Effect. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, result in a Material Adverse Effect.

(ss) No Labor Disputes. No labor dispute with the employees of the Company or its Subsidiary exists or, to the knowledge of the Company, is imminent. The Company has at all times been, and is currently, in compliance in all respects with all federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees or any applicable wage or hour laws concerning the employees of the Company or any Subsidiary, except where the failure to be in such compliance would not, individually or in the aggregate, result in a Material Adverse Effect.

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(tt) Exchange Act Registration. The shares of the Common Stock are registered pursuant to Section 12(g) of the Exchange Act, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the shares of Common Stock under the Exchange Act, nor has the Company received any notification that the Commission or FINRA is contemplating terminating such registration or listing except as otherwise disclosed in the Disclosure Package.

(uu) Statistical or Market-Related Data. Any statistical, industry-related and market-related data included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, are based on or derived from sources that the Company reasonably and in good faith believes to be reliable and accurate, and such data agree with the sources from which they are derived.

(vv) Descriptions of Documents. The statements set forth in each of the Registration Statement, the Disclosure Package and the Prospectus describing the Shares and this Agreement, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects.

(ww) Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending, or to the knowledge of the Company, threatened

(xx) OFAC. Neither of the Company or the Subsidiary or, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or the Subsidiary or any other person acting on behalf of the Company or the Subsidiary, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), and the Company will not, directly or indirectly, use the proceeds of the Offering hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(yy) Smaller Reporting Company. As of the time of filing of the Registration Statement, the Company was a “smaller reporting company,” as defined in Rule 12b-2 of the Exchange Act

Any certificate signed by any officer of the Company or a Subsidiary and delivered to the Placement Agent or to counsel for the Placement Agent in connection with the offering of the Shares shall be deemed a representation and warranty by the Company (and not such officer in an individual capacity) to the Placement Agent and the Investors as to the matters covered thereby.

Section 3. Covenants.

The Company covenants and agrees with the Placement Agent as follows:

(a) Reporting Obligations; Exchange Act Compliance. The Company will (i) file the Prospectus (in form and substance satisfactory to the Placement Agent) with the Commission within the time periods specified by Rule 424 under the Securities Act, (ii) file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act, if applicable, (iii) file promptly all reports required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act subsequent to the date of the Prospectus and during such period as the Prospectus would be required by law to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) (the “Prospectus Delivery Period”), and (iv) furnish copies of each Issuer Free Writing Prospectus, if any, (to the extent not previously delivered) to the Placement Agent prior to 11:00 a.m. Eastern time, on the second business day next succeeding the date of this Agreement in such quantities as the Placement Agent shall reasonably request.

(b) Abbreviated Registration Statement. If the Company elects to rely upon Rule 462(b) under the Securities Act, the Company shall file a registration statement under Rule 462(b) with the Commission in compliance with Rule 462(b) by 8:00 a.m., Eastern time, on the business day next succeeding the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for such Rule 462(b) registration statement or give irrevocable instructions for the payment of such fee pursuant to the Rules and Regulations.

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(c) Amendments or Supplements. The Company will not, during the Prospectus Delivery Period in connection with the Offering contemplated by this Agreement, file any amendment or supplement to the Registration Statement or the Prospectus unless a copy thereof shall first have been submitted to the Placement Agent within a reasonable period of time prior to the filing thereof and the Placement Agent shall not have reasonably objected thereto in good faith.

(d) Free Writing Prospectuses. The Company will (i) not make any offer relating to the Shares that would constitute an “issuer free writing prospectus” (as defined in Rule 433) or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act) required to be filed by the Company with the Commission under Rule 433 under the Securities Act unless the Placement Agent approves its use in writing prior to first use (each, a “Permitted Free Writing Prospectus”); provided that the prior written consent of the Placement Agent hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectus(es) included in Schedule B hereto, (ii) treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, (iii) comply with the requirements of Rules 164 and 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including the requirements relating to timely filing with the Commission, legending and record keeping and (iv) not take any action that would result in the Placement Agent or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Placement Agent that such Placement Agent otherwise would not have been required to file thereunder. The Company will satisfy the conditions in Rule 433 under the Securities Act to avoid a requirement to file with the Commission any electronic road show.

(e) Notice to Placement Agent. The Company will notify the Placement Agent promptly, and will, if requested, confirm such notification in writing: (i) the receipt of any comments of, or requests for additional information from, the Commission; (ii) the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to the Disclosure Package or the Prospectus, (iii) the time and date when any post-effective amendment to the Registration Statement becomes effective; (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment thereto or any order preventing or suspending the use of any Preliminary Prospectus, the Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, or the initiation of any proceedings for that purpose or the threat thereof; (v) of receipt by the Company of any notification with respect to any suspension or the approval of the Shares from any securities exchange upon which it is listed for trading or included or designated for quotation, or the initiation or threatening of any proceeding for such purpose. The Company will use its reasonable best efforts to prevent the issuance or invocation of any such stop order or suspension by the Commission and, if any such stop order or suspension is so issued or invoked, to obtain as soon as possible the withdrawal or removal thereof.

(f) Filing of Amendments or Supplements. If, during the Prospectus Delivery Period, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Disclosure Package) in order to make the statements therein, in the light of the circumstances when the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Disclosure Package) is delivered to an Investor, not misleading, or if, in the opinion of counsel for the Placement Agent, it is necessary to amend or supplement the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Disclosure Package) to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Placement Agent, either amendments or supplements to the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Disclosure Package) so that the statements in the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Disclosure Package) as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Disclosure Package) is delivered to an Investor, be misleading or so that the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Disclosure Package), as amended or supplemented, will comply with law. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement relating to the Shares or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company promptly will notify the Placement Agent and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

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(g) Delivery of Copies. The Company will deliver promptly to the Placement Agent and its counsel such number of the following documents as the Placement Agent shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits), (ii) copies of any Preliminary Prospectus or Issuer Free Writing Prospectus, (iii) during the Prospectus Delivery Period, copies of the Prospectus (or any amendments or supplements thereto); (iii) any document incorporated by reference in the Prospectus (other than any such document that is filed with the Commission electronically via EDGAR or any successor system) and (iv) all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Shares under the Securities Act.

(h) Earnings Statement. As soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, the Company will make generally available to holders of its securities and deliver to the Placement Agent, an earnings statement of the Company (which need not be audited) that will satisfy the provisions of Section 11(a) and Rule 158 of the Securities Act.

(i) Use of Proceeds. The Company will apply the net proceeds from the sale of the Shares in all material respects in the manner set forth in the Registration Statement, Disclosure Package and the Prospectus under the heading “Use of Proceeds”.

(j) Public Communications. Prior to the termination of the Offering, the Company will not issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or the earnings, business, operations or prospects of any of them, or the offering of the Shares, without the prior written consent of the Placement Agent, unless in the reasonable judgment of the Company and its counsel, and after notification to the Placement Agent, such press release or communication is required by law, in which case the Company shall use its reasonable best efforts to allow the Placement Agent reasonable time to comment on such release or other communication in advance of such issuance.

(k) Lock-Up Period. The Company, on behalf of itself and any successor entity, has agreed that, without the prior written consent of the Placement Agent, it will not, for a period of 90 days after the date of this Agreement (the “Lock-Up Period”), (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (ii) file or cause to be filed any registration statement with the Commission relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; or (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company, whether any such transaction described in clause (i), (ii) or (iii) above is to be settled by delivery of shares of capital stock of the Company or such other securities, in cash or otherwise. The restrictions contained in this Section 3(k) shall not apply to (1) the Shares and the shares of Common Stock issuable upon conversion thereof, (2) the issuance by the Company of shares of Common Stock upon the exercise of a stock option or warrant or the conversion of a security outstanding on the date hereof, of which the Placement Agent has been advised in writing; (3) the issuance by the Company of stock options or shares of capital stock of the Company under any equity compensation plan of the Company; or (4) the filing of a registration statement on Form S-8 with the Commission. Notwithstanding the foregoing, if (A) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs, or (B) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by the foregoing Section 3(k) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of such material news or material event, as applicable, unless the Placement Agent waives, in writing, such extension.

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(l) Stabilization. The Company will not take directly or indirectly any action designed, or that might reasonably be expected to cause or result in, or that will constitute, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares.

(m) Transfer Agent. The Company shall engage and maintain, at its expense, a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.

(n) Investment Company Act. The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company to register as an investment company under the Investment Company Act.

(o) Sarbanes-Oxley Act. The Company will comply in all material respects with all effective applicable provisions of the Sarbanes Oxley Act.

(p) Periodic Reports. For two years after such Closing, the Company will use its commercially reasonable best efforts to file with the Commission such periodic and special reports as required by the Exchange Act.

(q) Reservation of Common Stock. The Company shall reserve from its authorized Common Stock a sufficient number of shares to provide for conversion of all Shares.

(r) Blue Sky Filings. The Company shall make any required state securities filings in connection with the issuance and sale of the Shares (including the Shares of Common Stock issuable upon conversion thereof).

(s) Release of D&O Lock-up Period. If the Placement Agent, in its sole discretion, agrees to release or waive the restrictions set forth in the Lock-Up Agreement described in Section 5(o) hereof for an officer or director of the Company and provide the Company with notice of the impending release or waiver at least three (3) business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit G hereto through a major news service at least two (2) business days before the effective date of the release or waiver.

Section 4. Costs and Expenses.

(a) Offering Expenses. The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay or reimburse if paid by the Placement Agent, all actual out of pocket costs and expenses incident to the performance of the obligations of the Company under this Agreement and in connection with the transactions contemplated hereby, including without limitation, (i) all filing fees and communication expenses relating to the registration of the Shares to be sold in the Offering with the Commission; (ii) all Public Filing System filing fees and up to $10,000 of the Placement Agent’s legal fees associated with the review of the Offering by FINRA; (iii) all fees, expenses and disbursements relating to the registration or qualification of such Shares under the “blue sky” securities laws of such states and other jurisdictions as the Placement Agent may reasonably designate (including, without limitation, all filing and registration fees, and the reasonable fees and disbursements of “blue sky” counsel in an amount up to $15,000 not including any filing and registration fees); (iv) all fees, expenses and disbursements relating to the registration, qualification or exemption of such Shares under the securities laws of such foreign jurisdictions as the Placement Agent may reasonably designate; (v) the costs of all mailing and printing of the placement agent documents (including, without limitation, this Agreement, any Blue Sky Surveys and, if appropriate, any Agreement Among Placement Agents, Selected Dealers’ Agreement, Placement Agent’s Questionnaire and Power of Attorney), Registration Statements, Prospectuses and all amendments, supplements and exhibits thereto and as many preliminary and final Prospectuses as the Placement Agent may reasonably deem necessary; (vi) the costs and expenses of a public relations firm; (vii) the costs of preparing, printing and delivering certificates representing the Shares; (viii) fees and expenses of the transfer agent for the Common Stock; (ix) stock transfer and/or stamp taxes, if any, payable upon the transfer of securities from the Company to the Placement Agent; (x) the costs associated with computer diskettes or other digital compilations of the public offering materials as well as commemorative mementos and lucite tombstones, each of which the Company or its designee will provide within a reasonable time after such Closing in such quantities as the Placement Agent may reasonably request; (xi) the fees and expenses of the Company’s accountants; and (xii) the fees and expenses of the Company’s legal counsel and other agents and representatives.

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(b) Non-accountable Expenses. The Company agrees that on Closing it shall pay to the Placement Agent, by deduction from the net proceeds of the Offering contemplated herein, a non-accountable expense allowance equal to one percent (1%) of the gross proceeds received by the Company from the sale of the Shares.

Section 5. Conditions of Placement Agent’s Obligations.

The obligations of the Placement Agent hereunder are subject to the following conditions:

(a) Effectiveness of Registration Statement; Rule 430A Information. The Registration Statement has become effective not later than 5:00 p.m., Eastern time, on the date of this Agreement or such later date and time as shall be consented to in writing by you, and, at such Closing Date, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the Securities Act, no order preventing or suspending the use of any Preliminary Prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated by the Commission. The Company has complied with each request (if any) from the Commission for additional information. A prospectus containing the Rule 430A Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) under the Regulations (without reliance on Rule 424(b)(8)) or a post-effective amendment providing such information shall have been filed with, and declared effective by, the Commission in accordance with the requirements of Rule 430A under the Regulations..

(b) Abbreviated Registration Statement. If the Company has elected to rely upon Rule 462(b), the registration statement filed under Rule 462(b) shall have become effective under the Securities Act by 8:00 a.m., Eastern time, on the business day next succeeding the date of this Agreement.

(c) Action Preventing Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of such Closing Date, prevent the issuance or sale of the Shares; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of such Closing Date which would prevent the issuance or sale of the Shares.

(d) Objection of Placement Agent. No Prospectus or amendment or supplement to the Registration Statement shall have been filed to which the Placement Agent shall have objected in writing. The Placement Agent shall not have advised the Company that the Registration Statement, the Disclosure Package or the Prospectus, or any amendment thereof or supplement thereto, or any Issuer Free Writing Prospectus contains an untrue statement of fact which, in its opinion, is material, or omits to state a fact which, in its opinion, is material and is required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(e) No Material Adverse Change. (i) Prior to such Closing, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business, prospects or operations of the Company from that set forth in the Disclosure Package and the Prospectus that, in the Placement Agent’s reasonable judgment, is material and adverse and that makes it, in the Placement Agent’s reasonable judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Disclosure Package. There shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, the Nasdaq Stock Market, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, US Alternext LLC or the over the counter market or the establishing on such exchanges or market by the SEC or by such exchanges or markets of minimum or maximum prices that are not in force and effect on the date hereof; (ii) a suspension or material limitation in trading in the Company’s securities on any exchange or market or the establishing on any such market or exchange by the SEC or by such market of minimum or maximum prices that are not in force and effect on the date hereof; (iii) a general moratorium on commercial banking activities declared by either federal or any state authorities; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, which in the Placement Agent’s reasonable judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares in the manner contemplated in the Prospectus; or (v) any calamity or crisis, change in national, international or world affairs, act of God, change in the international or domestic markets, or change in the existing financial, political or economic conditions in the United States or elsewhere, that in the Placement Agent’s reasonable judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares in the manner contemplated in each of the Disclosure Package and the Prospectus.

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(f) Representations and Warranties. Each of the representations and warranties of the Company contained herein shall be true and correct when made and on and as of such Closing Date, as if made on such date (except that those representations and warranties that address matters only as of a particular date shall remain true and correct as of such date), and all covenants and agreements herein contained to be performed on the part of the Company and all conditions herein contained to be fulfilled or complied with by the Company at or prior to such Closing Date shall have been duly performed, fulfilled or complied with.

(g) Opinion of Counsel to the Company. The Placement Agent shall have received from (i) Jones & Keller, P.C. such counsel’s written opinion, addressed to the Placement Agent and the Investors acquiring Shares from the Company on such Closing Date pursuant to a Subscription Agreement and dated such Closing Date, in substantially the form as is set forth on Exhibit C attached hereto and (ii) Brownstein Hyatt Farber Schreck, LLP, special Nevada counsel to the Company, such counsel’s written opinion, addressed to the Placement Agent and the Investors acquiring Shares from the Company on such Closing Date pursuant to a Subscription Agreement and dated such Closing Date, in substantially the form as set forth in Exhibit D attached hereto. Jones & Keller, P.C. shall also have furnished to the Placement Agent a written statement, addressed to the Placement Agent and dated such Closing Date, in substantially the form as is set forth on Exhibit E attached hereto.

(h) Officer’s Certificate. The Placement Agent shall have received on such Closing Date a certificate, addressed to the Placement Agent and dated such Closing Date, of the chief executive or chief operating officer and the chief financial officer or chief accounting officer of the Company to the effect that:

(i) each of the representations, warranties and agreements of the Company in this Agreement were true and correct when originally made and are true and correct as of the Time of Sale and such Closing Date (except that those representations and warranties that address matters only as of a particular date shall remain true and correct as of such date); and the Company has complied in all material respects with all agreements and satisfied all the conditions on its part required under this Agreement to be performed or satisfied at or prior to such Closing Date;

(ii) subsequent to the respective dates as of which information is given in the Disclosure Package, there has not been (A) a material adverse change or any development involving a prospective material adverse change in the general affairs, business, properties, management, prospects, financial condition or results of operations of the Company and the Subsidiary taken as a whole, (B) any transaction that is material to the Company and the Subsidiary taken as a whole, except transactions entered into in the ordinary course of business, (C) any obligation, direct or contingent, that is material to the Company and the Subsidiary taken as a whole, incurred by the Company or the Subsidiary, except obligations incurred in the ordinary course of business, (D) except as disclosed in the Disclosure Package and in the Prospectus, any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants) or any material change in the short term or long term indebtedness of the Company or any of the Subsidiary taken as a whole, (E) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or the Subsidiary or (F) any loss or damage (whether or not insured) to the property of the Company or its Subsidiary which has been sustained or will have been sustained which has had or is reasonably likely to result in a Material Adverse Effect;

(iii) no stop order suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof or the qualification of the Shares for offering or sale, nor suspending or preventing the use of the Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus shall have been issued, and no proceedings for that purpose shall be pending or to their knowledge, threatened by the Commission or any state or regulatory body; and

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(iv) the signers of said certificate have reviewed the Registration Statement, the Disclosure Package and the Prospectus, and any amendments thereof or supplements thereto (and any documents filed under the Exchange Act and deemed to be incorporated by reference into the Disclosure Package and the Prospectus), and (A) (i) each part of the Registration Statement and any amendment thereof do not and did not contain when the Registration Statement (or such amendment) became effective, any untrue statement of a material fact or omit to state, and did not omit to state when the Registration Statement (or such amendment) became effective, any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) as of the Time of Sale, neither the Disclosure Package nor any individual Issuer Limited Use Free Writing Prospectus, when considered together with the Disclosure Package, contained any untrue statement of material fact or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (iii) the Prospectus, as amended or supplemented, does not and did not contain, as of its issue date and as of such Closing Date, any untrue statement of material fact or omit to state and did not omit to state as of such date, a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (B) since the Time of Sale, there has occurred no event required to be set forth in an amendment or supplement to the Registration Statement, the Disclosure Package or the Prospectus which has not been so set forth and there has been no document required to be filed under the Exchange Act that upon such filing would be deemed to be incorporated by reference into the Disclosure Package and into the Prospectus that has not been so filed.

(i) Other Filings with the Commission. The Company shall have prepared and filed with the Commission a Current Report on Form 8-K with respect to the transactions contemplated hereby, including as an exhibit thereto this Agreement and any other documents relating thereto.

(j) No FINRA Objection. FINRA shall not have raised any objection with respect to the fairness and reasonableness of the placement agency terms and arrangements relating to the issuance and sale of the Shares; provided that if any such objection is raised, the Company and the Placement Agent shall negotiate promptly and in good faith appropriate modifications to such placement agency terms and arrangements in order to satisfy such objections.

(k) Cold Comfort Letter. At the time this Agreement is executed the Placement Agent shall have received a cold comfort letter containing statements and information of the type customarily included in accountants' comfort letters with respect to the financial statements and certain financial information contained in the Registration Statement, the Disclosure Package and the Prospectus, addressed to the Placement Agent and in form and substance satisfactory in all respects to the Placement Agent and to the Former Auditor and the New Auditor, as the case may be, dated as of the date of this Agreement.

(l) Bring-down Comfort Letter. At each Closing, the Placement Agent shall have received from each of the Former Auditor and the New Auditor a letter, dated as of such Closing, to the effect that such Former Auditor or New Auditor, as the case may be, reaffirms the statements made in its letter furnished pursuant to Section 5(k), except that the specified date referred to shall be a date not more than three (3) business days prior to such Closing.

(m) Lock Up. The Company has caused the Company’s officers, directors and each owner of at least 5% of the Company’s outstanding shares of Common Stock (or securities convertible or exercisable into shares of Common Stock) to enter into a letter agreement, substantially in the form attached hereto as Exhibit F.

(n) Certificate of Designation. The Company shall have filed the Certificate of Designation with the Secretary of State of the State of Nevada.

(o) Reservation of Common Stock. The Company shall have reserved from its authorized Common Stock a sufficient number of shares to provide for conversion of all Shares.

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(p) Blue Sky Filings. All state securities filings required to be made for the issuance and sale of the Shares (including the Shares of Common Stock issuable upon conversion thereof) have been made.

(q) Additional Documents. Prior to any Closing Date, the Company shall have furnished to the Placement Agent such further information, certificates or documents as the Placement Agent shall have reasonably requested for the purpose of enabling it to pass upon the issuance and sale of the Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

Subject to Section 5(g), All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Placement Agent.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Placement Agent by notice to the Company at any time prior to such Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 6 and Section 8 shall at all times be effective and shall survive such termination.

Section 6. Indemnification and Contribution.

(a) Indemnification of the Placement Agent. The Company agrees to indemnify, defend and hold harmless the Placement Agent, its directors and officers, and each person, if any, who controls such Placement Agent within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, claim or liability, which, jointly or severally, the Placement Agent or any such person may become subject under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, the common law or otherwise, (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, damage, claim or liability (or actions in respect thereof as contemplated below) arises out of or is based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; and, in the case of (i) and (ii) above, to reimburse the Placement Agent and each such controlling person for any and all reasonable expenses (including reasonable fees and disbursements of counsel) as such expenses are incurred by such Placement Agent or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, it arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in or omitted from, and in conformity with information concerning the Placement Agent furnished in writing by or on behalf of the Placement Agent to the Company expressly for use therein, which information the parties hereto agree is limited to the Placement Agent Information (as defined in Section 7), (iii) any untrue statement or alleged untrue statement made by the Company in Section 3 hereof or the failure by the Company to perform when and as required any agreement or covenant contained herein, or (iv) any untrue statement or alleged untrue statement of any material fact contained in any audio or visual materials (x) provided to Investors by or with the written approval of the Company or (y) based upon written information furnished by or on behalf of the Company with its approval and provided to Investors by or with the written approval of the Company including, without limitation, slides, videos, films or tape recordings used in any road show or investor presentations made to investors by the Company (whether in person or electronically) in connection with the marketing of the Shares.

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(b) Notice and Procedures. If any action, suit or proceeding (each, a “Proceeding”) is brought against a person (an “indemnified party”) in respect of which indemnity may be sought against the Company or the Placement Agent, as applicable ( the “indemnifying party”) pursuant to subsection (a) or subsection (b) of this Section 6, such indemnified party shall promptly notify such indemnifying party in writing of the institution of such Proceeding and such indemnifying party shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such indemnifying party shall not relieve such indemnifying party from any liability which such indemnifying party may have to any indemnified party or otherwise, except to the extent such failure results in the forfeiture by the indemnifying party of substantial rights or defenses. The indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such Proceeding, (ii) the indemnifying party shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to such indemnifying party, in any of which events such reasonable fees and expenses shall be borne by such indemnifying party and paid as incurred (it being understood, however, that such indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). An indemnifying party shall not be liable for any settlement of any Proceeding (including by consent to the entry of any judgment) effected without its written consent but, if settled with its written consent or if there be a final judgment for the plaintiff, such indemnifying party agrees to indemnify and hold harmless the indemnified party or parties from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel (which fees and expenses shall be reasonably documented) as contemplated by the second sentence of this Section 6(c), then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 90 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

(c) Contribution. If the indemnification provided for in this Section 6 is unavailable to an indemnified party under subsection (a) or subsection (b) of this Section 6 or insufficient to hold an indemnified party harmless in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in subsection (a) or subsection (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Placement Agent on the other from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Placement Agent on the other hand shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total Placement Fee received by the Placement Agent, in each case as set forth on the cover of the Prospectus, bear to the aggregate public offering price of the Shares. The relative fault of the Company on the one hand and the Placement Agent on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by the Placement Agent, on the other hand, and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Placement Agent agree that it would not be just and equitable if contribution pursuant to this subsection (d) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this Section 6(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 6(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this Section 6(d). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

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(d) Representations and Agreements to Survive Delivery. The obligations of the Company under this Section 6 shall be in addition to any liability which the Company may otherwise have. The indemnity and contribution agreements of the parties contained in this Section 6 and the covenants, warranties and representations of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Placement Agent, any person who controls the Placement Agent within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or any affiliate of the Placement Agent, or by or on behalf of the Company, its directors or officers or any person who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and (iii) the issuance and delivery of the Shares. The Company and the Placement Agent agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company, against any of the Company’s officers or directors in connection with the issuance and sale of the Shares, or in connection with the Registration Statement, the Disclosure Package or the Prospectus.

Section 7. Information Furnished by Placement Agent.

The Company acknowledges that the statements set forth in the ninth paragraph under the heading “Plan of Distribution” in the Prospectus (the “Placement Agent Information”) constitute the only information relating to the Placement Agent furnished in writing to the Company by the Placement Agent as such information is referred to in Sections 2 and 6 hereof.

Section 7A. Reserved.

Section 8. Termination.

(a) The Placement Agent shall have the right to terminate this Agreement by giving notice as hereinafter specified at any time at or prior to the any Closing Date, without liability on the part of the Placement Agent to the Company, if (i) prior to delivery and payment for the Shares (A) trading in the shares of Common Stock shall have been suspended or materially limited on any exchange or in the over-the-counter market, (B) a general moratorium on commercial banking activities shall have been declared by federal or New York state authorities, (C) there shall have occurred any outbreak or material escalation of hostilities or acts of terrorism involving the United States or there shall have been a declaration by the United States of a national emergency or war, (D) there shall have occurred any other calamity or crisis or any material change in general economic, political or financial conditions in the United States or elsewhere, if the effect of any such event specified in clause (C) or (D), in the reasonable judgment of the Placement Agent, makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Shares on such Closing Date on the terms and in the manner contemplated by this Agreement, the Disclosure Package and the Prospectus, or (ii) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Disclosure Package, there has been (A) any Material Adverse Effect or (B) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character that in the reasonable judgment of the Placement Agent would, individually or in the aggregate, result in a Material Adverse Effect and which would, in the judgment of the Placement Agent, make it impracticable or inadvisable to proceed with the offering or the delivery of the Shares on the terms and in the manner contemplated in the Disclosure Package. Any such termination shall be without liability of any party to any other party except that the provisions of Section 4, Section 6, Section 8(b) and Section 11 hereof shall at all times be effective notwithstanding such termination.

(b) If (1) this Agreement shall be terminated by the Placement Agent pursuant to Section 5, Section 8(a)(i)(B) or Section 8(a)(ii)(A) or (2) the sale of the Shares to Investors is not consummated because of any failure, refusal or inability on the part of the Company to comply with the terms or perform any agreement or obligation of this Agreement or any Subscription Agreement, other than by reason of a default by the Placement Agent, the Company will pay the amounts described in Section 4 hereof.

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(c) The Company may terminate this Agreement in the event all of the following occur: (i) a Closing has not occurred on or before February 28, 2013; (ii) all of the conditions to the Closing have been satisfied on such Closing Date, other than those conditions relating to actions to be taken at the Closing by Investors; and (iii) all of the conditions to the Placement Agent’s obligations contained in Section 5 hereof have been satisfied on such Closing Date. Any such termination shall be without liability of any party to any other party except that the provisions of Section 4, Section 6, Section 8(b) and Section 11 hereof shall at all times be effective notwithstanding such termination.

Section 9. Notices.

All statements, requests, notices and agreements hereunder shall be in writing or by facsimile, and:

(a) if to the Placement Agent, shall be delivered or sent by mail, telex or facsimile transmission to:

GVC Capital LLC

5350 S. Roslyn St., Suite 400

Greenwood Village, CO 80111

Attn: Vicki D.E. Barone, Senior Managing Partner

Fax No.: (303) 694-6287

with a copy (which shall not constitute notice) to:

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Floor

New York, New York 10006

Attn: Harvey J. Kesner, Esq.

Fax No.: (212) 930-9725

(b) if to the Company shall be delivered or sent by mail, telex or facsimile transmission to:

MusclePharm Corporation

4721 Ironton Street, Building A

Denver, CO 80239

Attention: Brad J. Pyatt

Fax No: (800) 490-7165

with a copy (which shall not constitute notice) to:

Jones & Keller, P.C.

1999 Broadway, Suite 3150

Denver, CO 80202

Attention: Reid A. Godbolt, Esq.

Fax No: (303) 573-8133

Any such notice shall be effective only upon receipt. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

Section 10. Persons Entitled to Benefit of Agreement.

This Agreement shall inure to the benefit of and shall be binding upon the Placement Agent, the Company and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 6. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation, other than the persons, firms or corporations mentioned in the preceding sentence, any legal or equitable remedy or claim under or in respect of this Agreement, or any provision herein contained. The term “successors and assigns” as herein used shall not include any purchaser of the Shares by reason merely of such purchase.

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Section 11. Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado, without giving effect to the conflicts of laws provisions thereof.

Section 12. No Fiduciary Relationship.

The Company hereby acknowledges that the Placement Agent is acting solely as a placement agent in connection with the offering of the Company’s securities. The Company further acknowledges that the Placement Agent is acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis and in no event do the parties intend that the Placement Agent act or be responsible as a fiduciary to the Company, its management, stockholders, creditors or any other person in connection with any activity that the Placement Agent may undertake or have undertaken in furtherance of the offering of the Company’s securities, either before or after the date hereof. The Placement Agent hereby expressly disclaim any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company and the Placement Agent agree that they are each responsible for making their own independent judgments with respect to any such transactions, and that any opinions or views expressed by the Placement Agent to the Company regarding such transactions, including but not limited to any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Placement Agent with respect to any breach or alleged breach of any fiduciary or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

Section 13. Headings.

The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

Section 14. Amendments and Waivers.

No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. The failure of a party to exercise any right or remedy shall not be deemed or constitute a waiver of such right or remedy in the future. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

Section 15. Submission to Jurisdiction.

Except as set forth below, no Proceeding may be commenced, prosecuted or continued in any court other than the courts of the State of Colorado located in the City and County of Denver or in the United States District Court for the District of Colorado, which courts shall have jurisdiction over the adjudication of such matters, and the Company hereby consents to the jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any Proceeding arising out of or in any way relating to this Agreement is brought by any third party against the Placement Agent. The Company and the Placement Agent each hereby waives all right to trial by jury in any Proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company and the Placement Agent each agrees that a final judgment in any such Proceeding brought in any such court shall be conclusive and binding upon such party and may be enforced in any other courts in the jurisdiction of which such party is or may be subject, by suit upon such judgment.

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Section 16. Counterparts.

This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument. Delivery of an executed counterpart by facsimile shall be effective as delivery of a manually executed counterpart thereof.

[Signature Page Follows]

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If the foregoing is in accordance with your understanding of the agreement between the Company and the Placement Agent, kindly indicate your acceptance in the space provided for that purpose below.

Very truly yours,

MUSCLEPHARM CORPORATION

By:	/s/ Brad J. Pyatt
Name: Brad J. Pyatt
Title: Chief Executive Officer and President

Accepted as of
the date first above written:

GVC CAPITAL LLC

By:	/s/ Richard Huebner
Name: Richard Huebner
Title: Senior Managing Partner

EXHIBIT A

Form of Subscription Agreement

EXHIBIT B

Offering Terms

Number of Shares:

Price per Share:

EXHIBIT C

Form of Opinion of Counsel to the Company

EXHIBIT D

Form of Opinion of Special Nevada Counsel to the Company

EXHIBIT E

Form of Negative Assurance Letter

EXHIBIT F

Form of Lock-Up Agreement

GVC Capital LLC

5350 S. Roslyn St., Suite 400

Greenwood Village, CO 80111

Ladies and Gentlemen:

The undersigned understands that GVC Capital LLC (the “Placement Agent”) proposes to enter into a Placement Agency Agreement (the “Placement Agency Agreement”) with MusclePharm Corporation, a Nevada corporation (the “Company”), providing for the public offering (the “Public Offering”) of shares of Series D Convertible Preferred Stock, par value $0.001 per share, of the Company (the “Shares”).

To induce the Placement Agent to continue its efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Placement Agent, the undersigned will not, during the period commencing on the date hereof and ending ninety days (90) after the date of the Placement Agency Agreement relating to the Public Offering (the “Lock-Up Period”), (1) offer, pledge, sell, contract to sell, grant, encumber, lend, grant any option for the sale of, or otherwise transfer or dispose of, directly or indirectly, any Shares or any shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”) or any securities convertible into or exercisable or exchangeable for Shares or shares of Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”); (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Lock-Up Securities, in cash or otherwise; (3) make any demand for or exercise any right with respect to the registration of any Lock-Up Securities; or (4) publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement relating to any Lock-Up Securities. Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer Lock-Up Securities without the prior written consent of the Placement Agent in connection with (a) transactions relating to Lock-Up Securities acquired in open market transactions after the completion of the Public Offering; provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made in connection with subsequent sales of Lock-Up Securities acquired in such open market transactions; (b) transfers of Lock-Up Securities as a bona fide gift, by will or intestacy or to a family member or trust for the benefit of a family member (for purposes of this lock-up agreement, “family member” means any relationship by blood, marriage or adoption, not more remote than first cousin); (c) transfers of Lock-Up Securities to a charity or educational institution; or (d) if the undersigned, directly or indirectly, controls a corporation, partnership, limited liability company or other business entity, any transfers of Lock-Up Securities to any shareholder, partner or member of, or owner of similar equity interests in, the undersigned, as the case may be; provided that in the case of any transfer pursuant to the foregoing clauses (b), (c) or (d), (i) any such transfer shall not involve a disposition for value, (ii) each transferee shall sign and deliver to the Representative a lock-up agreement substantially in the form of this lock-up agreement and (iii) no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Lock-Up Securities except in compliance with this lock-up agreement.

If (i) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs, or (ii) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this lock-up agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of such material news or material event, as applicable, unless the Representative waives, in writing, such extension.

The undersigned agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this lock-up agreement during the period from the date hereof to and including the 34th day following the expiration of the initial Lock-Up Period, the undersigned will give notice thereof to the Company and will not consummate any such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as may have been extended pursuant to the previous paragraph) has expired.

If the undersigned is an officer or director of the Company, (i) the undersigned agrees that the foregoing restrictions shall be equally applicable to any issuer-directed or “friends and family” Shares that the undersigned may purchase in the Public Offering; (ii) the Representative agrees that, at least three (3) business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Lock-Up Securities, the Representative will notify the Company of the impending release or waiver; and (iii) the Company has agreed in the Placement Agency Agreement to announce the impending release or waiver by press release through a major news service at least two (2) business days before the effective date of the release or waiver. Any release or waiver granted by the Representative hereunder to any such officer or director shall only be effective two (2) business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer of Lock-Up Securities not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this lock-up agreement to the extent and for the duration that such terms remain in effect at the time of such transfer.

No provision in this agreement shall be deemed to restrict or prohibit the exercise, exchange or conversion by the undersigned of any securities exercisable or exchangeable for or convertible into Shares, as applicable; provided that the undersigned does not transfer the Shares acquired on such exercise, exchange or conversion during the Lock-Up Period, unless otherwise permitted pursuant to the terms of this lock-up agreement. In addition, no provision herein shall be deemed to restrict or prohibit the entry into or modification of a so-called “10b5-1” plan at any time (other than the entry into or modification of such a plan in such a manner as to cause the sale of any Lock-Up Securities within the Lock-Up Period).

The undersigned understands that the Company and the Placement Agent are relying upon this lock-up agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this lock-up agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

The undersigned understands that, if the Placement Agency Agreement is not executed by February 28, 2013, or if the Placement Agency Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares to be sold thereunder, then this lock-up agreement shall be void and of no further force or effect.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to a Placement Agency Agreement, the terms of which are subject to negotiation between the Company and the Placement Agent.

Very truly yours,

(Name - Please Print)

(Signature)

(Name of Signatory, in the case of entities - Please Print)

(Title of Signatory, in the case of entities - Please Print)

Address:

EXHIBIT G

Form of Press Release

MusclePharm Corporation

[Date]

MusclePharm Corporation (the “Company”) announced today that GVC Capital LLC, acting as placement agent in the Company’s recent public offering of _______ shares of the Company’s Series D Convertible Preferred Stock, is [waiving] [releasing] a lock-up restriction with respect to _________ shares of the Company’s stock held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on _________, 20___, and the shares may be sold on or after such date.

This press release is not an offer or sale of the securities in the United States or in any other jurisdiction where such offer or sale is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act of 1933, as amended.

SCHEDULE A

MusclePharm Corporation’s officers, directors and each owner of at least 5% of the Company’s outstanding shares of Common Stock:

Name of Beneficial Owner	Shares of Common Stock		% of Common Stock*

Named Executive Officers:
Brad J. Pyatt	165,418		5.6%
L. Gary Davis (5)	19,678	*
John H. Bluher (5)	43,118		1.5%
Jeremy R. DeLuca	143,325		4.8%
Cory J. Gregory	155,658		5.2%
Lawrence S. Meer	0	*

Non-Employee Directors:
Michael J. Doron	353	*
James J. Greenwell	353	*
Donald W. Prosser	353	*

Officers and Directors as a Group (nine persons):	528,254		17.8%

*	Percentage of class based on 2,974,135 shares of common stock outstanding as of January 15, 2013. This percentage does not include preferred stock ownership

SCHEDULE B

Issuer Free Writing Prospectus(es)